Exhibit 21

W.W. GRAINGER, INC.

Subsidiaries as of January 31, 2012

Acklands - Grainger Inc. (Canada)
-    Solus Sécurité Inc. (Canada)
American Fabory Corporation (Delaware)
-    Fabory USA Ltd. (Delaware)
-    Metric Fasteners Corporation (Delaware)
Dayton Electric Manufacturing Co. (Illinois)
GHC Specialty Brands, LLC (Wisconsin)
Grainger Caribe, Inc. (Illinois)
Grainger Colombia Holding Company, Inc. (Delaware)
-    Grainger Colombia S.A.S. (Colombia) (80% owned)
Grainger International, Inc. (Illinois)
-    Grainger Global Holdings, Inc. (Delaware)
-    Grainger China LLC (China)
-    Grainger Dominicana SRL (Dominican Republic)
-    Grainger Global Trading (Shanghai) Company Limited (China)
-    Grainger India Private Limited (India)
-    Grainger Industrial MRO de Costa Rica SRL (Costa Rica)
-    Grainger Panama Services S. de R.L. (Panama)
-    GWW Investments C.V. (Netherlands)
-    WWG International Finance C.V. (Netherlands)
-    Grainger International Holdings B.V. (Netherlands)
-    BMFGH Holding B.V. (Netherlands)
-    BMFGH Manpar B.V. (Netherlands)
-    Fabory Masters in Fasteners Group B.V. (Netherlands)
-    Beleggingsmij Maasoever Rotterdam B.V. (Netherlands)
-    Hamos Holland B.V. (Netherlands)
-    Hamos België BVBA (Belgium) (93.3993% owned by Hamos Holland B.V. / 6.6007% owned by Klaassen Fasteners B.V.)
-    Pimentel Fasteners B.V. (Netherlands)
-    Klaassen Fasteners BVBA (Belgium) (0.1346% owned by Pimentel Fasteners B.V. / 99.8654% owned by Klaassen Fasteners B.V.)
-    CV Noordoever (85%) (Netherlands)
-    A. Klaassen Fasteners B.V. (Netherlands)
-    Hamos België BVBA (Belgium) (93.3993% owned by Hamos Holland B.V. / 6.6007% owned by Klaassen Fasteners B.V.)
-    Klaassen Fasteners BVBA (Belgium) (0.1346% owned by Pimentel Fasteners B.V. / 99.8654% owned by Klaassen Fasteners B.V.)
-    BMF Management Services B.V. (Netherlands)
-    Fabory UK Holdings Ltd. (United Kingdom)
-    Fabory UK Ltd. (United Kingdom)
-    Combori N.V. (Belgium) (99.9973% owned by Fabory Masters in Fasteners Group B.V. / 0.0027% owned by Borstlap International B.V.
-    Fabory Centres Belgium N.V. (Belgium) (99.9959% owned by Combori N.V./ 0.0041% owned by Borstlap International B.V.)
-    Fabory Overseas Holding B.V. (Netherlands)
-    Inbema N.V. (Curaçao Netherlands Antilles)
-    Fabory Canada Inc. (Canada)

-    Sterling Fabory India Private Ltd. (50%) (India)
-    BMF Finance B.V. (Netherlands)
-    Fabory CZ Holding S.R.O. (Czech Republic) (80% owned by Fabory Masters in Fasteners Group B.V. / 20% owned by Borstlap International B.V.)
-    Fabory Nederland B.V. (Netherlands)
-    BMF Fundco B.V. (Netherlands) (37.5% owned by Fabory Nederland B.V. / 62.5% owned by Borstlap International B.V.)
-    Fabory Poland SPZOO (Poland) (0.6264% owned by Fabory Masters in Fasteners Group B.V. / 99.3736% owned by Borstlap International B.V.)
-    Borstlap International B.V. (Netherlands)
-    BMF Fundco B.V. (Netherlands) (37.5% owned by Fabory Nederland B.V. / 62.5% owned by Borstlap International B.V.)
-    Combori N.V. (Belgium) (99.9973% owned by Fabory Masters in Fasteners Group B.V. / 0.0027% owned by Borstlap International B.V.
-    Fabory Centres Belgium N.V. (Belgium) (99.9959% owned by Combori N.V./ 0.0041% owned by Borstlap International B.V.)
-    FFSA S.A. (France) (97.22203% owned by Borstlap International B.V. / 2.77783% owned by Fabory Nederland B.V. / 0.00003% owned by Borstlap Masters in Fasteners Group B.V. / 0.00003% owned by Fabory International B.V. / 0.00003 owned by M. Jacques-Louis Bienfait / 0.00003% owned by M. Oswald Van Den Belt / 0.00003% owned by M. Johan DeWandeleer)
-    Fabory France S.A. (France) (99.96225% owned by FFSA S.A. / 0.00938% owned by Borstlap Masters in Fasteners Group B.V. / 0.00938% owned by Fabory International B.V. / 0.00938% owned by Fabory Nederland B.V. / 0.00938% owned by Borstlap International B.V. / 0.00011% owned by M. Johan DeWandeleer / 0.00011% owned by M. Pascal Lecordier)
-    Fabory Portugal Lda. (Portugal)
-    Fabory CZ Holding S.R.O. (Czech Republic) (80% owned by Fabory Masters in Fasteners Group B.V. / 20% owned by Borstlap International B.V.)
-    Fabory Slovakia SRO (Slovakia)
-    Fabory Kötoelem Kereskedelmi KFT (Hungary)
-    Fabory Poland SPZOO (Poland) (0.6264% owned by Fabory Masters in Fasteners Group B.V. / 99.3736% owned by Borstlap International B.V.)
-    Fabory SRL (Romania)
-    Fabory Bulgaria EOOD (Bulgaria)
-    Fabory Asia B.V. (Netherlands)
-    Fabory Shanghai Co. Ltd. (People’s Republic of China)
-    Fixbolt (Suhzou) Co., Ltd. Taicang (People’s Republic of China)
-    BMF Special Projects B.V. (Netherlands)
-    Fabory Industrial Services B.V. (Netherlands)
-    Dutch Industrial Fasteners B.V. (Netherlands)
-    Bopac Trading B.V. (Netherlands)
-    WWGH LLC (Delaware)
-    Grainger Panama S.A. (Panama)
-    Grainger Services International Inc. (Illinois)
-    MonotaRO Co., Ltd. (Japan) (47.42% owned by Grainger International, Inc. / 5% owned by Grainger Japan, Inc.)*
-    Pro Tool Point Supply, Inc. (Illinois)
-    WWG de Mexico, S.A. de C.V. (Mexico)
-    Grainger, S.A. de C.V. (Mexico)
-    MRO Soluciones, S.A. de C.V. (Mexico)
-    WWG Servicios, S.A. de C.V. (Mexico)
Grainger Japan Holdings, Inc. (Delaware)
-    Grainger Japan, Inc. (Delaware)

-    MonotaRO Co., Ltd. (Japan) (47.42% owned by Grainger International, Inc. / 5% owned by Grainger Japan, Inc.)*
Grainger Latin America Holding Company, Inc. (Delaware)
-    Grainger Trinidad, Inc. (Delaware)
Grainger Management LLC (Illinois)
Grainger Service Holding Company, Inc. (Delaware)
Grainger Services Network, Inc. (Delaware)
-    Grainger Safety Services, Inc. (Delaware)
Grainger Worldwide Holdings, Inc. (Delaware)
-    India Pacific Brands (Mauritius)
-    Grainger Industrial Supply India Private Limited (India)
Imperial Supplies Holdings, Inc. (Delaware)
-    Imperial Supplies LLC (Delaware)
Mountain Ventures WWG, LLC (Delaware)
Mountain Ventures WWG III, LLC (Delaware)
Mountain Ventures WWG IV, LLC (Delaware)
Mountain Ventures WWG V, LLC (Delaware)
Mountain Ventures WWG VI, LLC (Delaware)
Mountain Ventures WWG, VII, LLC (Delaware)
WEX WWG VIII, LLC (Delaware)
Zoro Tools, Inc. (Delaware)

*W.W. Grainger, Inc. owns a total of 52.42% of MonotaRO Co., Ltd. (Japan)